EXHIBIT 10.1.3

INDEMNITY ESCROW AGREEMENT

THIS INDEMNITY ESCROW AGREEMENT (this “Agreement”) is made as of August 14, 2012, by and among Australia Acquisition Corp. (the “Company”), Continental Stock Transfer & Trust Corporation, a New York corporation (“Continental”), as trustee (the “Trustee”), and Continental, as escrow agent and acting solely pursuant to the terms and conditions set forth herein (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and the Escrow Agent have entered into an Investment Management Trust Agreement dated as of November 15, 2010 (the “IMTA”), as amended by that certain Amendment thereto dated as of the date hereof (the “Amendment”, and the IMTA as so amended, the “Trust Agreement”) pursuant to which the Trustee agreed to hold certain property;

WHEREAS, the Company is a party to a Stock Purchase Agreement dated as of July 11, 2012, as it may be amended, restated, supplemented or otherwise modified from time to time, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Credit Distressed Blue Line Master Fund, Ltd., and the Company (the “Harbinger Transaction”); and

WHEREAS, in connection with the Amendment, the Company has agreed pursuant to an Indemnification Agreement dated as of the date hereof between the Trustee and the Company (the “Indemnification Agreement”) to, commencing upon the consummation of the Harbinger Transaction (the “Closing Date”), indemnify and hold the Trustee harmless and indemnify the Trustee from and against, any and all reasonable out-of-pocket expenses, including reasonable out-of-pocket counsel fees and disbursements, or losses actually incurred by the Trustee in connection with any action taken by the Trustee hereunder or any claim or threatened claim (any of the foregoing, a “Claim”), or action, suit or other proceeding (any of the foregoing, a “Proceeding”) brought against the Trustee and involving or in any way arising out of or relating to the Amendment (“Losses”), in each case except for Losses involving or arising from the Trustee’s gross negligence, fraud, bad faith or willful misconduct, and in connection herewith the Trustee has requested that, on the Closing Date, the sum of $500,000 be deposited into escrow by the Company (such funds, together with all interest, gains and other income earned with respect thereto shall be referred to herein as the “Funds” or the “Property”), and that the Funds be held in escrow in a segregated account pursuant to the terms and conditions of this Agreement until such time as the Escrow Agent has received instructions in accordance with the terms set forth in this Agreement to release all or any portion of such Funds either (x) to the Trustee in respect of any Losses on or prior to the six (6)-year anniversary of the Closing Date, and/or (y) to the Company immediately following the six (6)-year anniversary of the Closing Date; provided, that for the avoidance of doubt any such instruction received by the Escrow Agent hereunder with respect to the release of Funds shall not be subject to any Objection Notice and, notwithstanding anything to the contrary herein, the Escrow Agent shall at all times comply with any final, non-appealable order of a court of competent jurisdiction or a final and binding arbitration award with respect to the release of any Funds.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1           Escrow Account. The parties hereby agree to establish a segregated escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Funds in a segregated money market deposit account (the “Escrow Account”). On the Closing Date, the Company shall deposit $500,000 in Funds with the Escrow Agent and the Escrow Agent shall hold such Funds in the Escrow Account until such time as the Escrow Agent has received instructions in writing executed by the Trustee and the Company, as applicable, that all or any portion of the Funds should be released either to (i) the Trustee in respect of any Losses on or prior to the six (6)-year anniversary of the Closing Date, or (ii) to the Company immediately following the six (6)-year anniversary of the Closing Date. Notwithstanding the foregoing or anything to the contrary herein, for the avoidance of doubt any such instruction received by the Escrow Agent hereunder with respect to the release of Funds shall not be subject to any Objection Notice and, notwithstanding anything to the contrary herein, the Escrow Agent shall at all times comply with any final, non-appealable order of a court of competent jurisdiction or a final and binding arbitration award with respect to the release of any Funds. The parties hereto acknowledge and agree that (a) Indemnified Claims (as defined in the Indemnification Agreement) should generally be paid by the Company in the ordinary course, unless the Company is not able to do so in which case the Escrow Agent may use the Funds in the Escrow Account to pay such Indemnified Claims, and (b) if the amount of the Funds in the Escrow Account is at any time less than $475,000, the Company shall deposit additional monies into the Escrow Account so that the Funds in the Escrow Account again total $500,000, provided, that the Company shall not be required to add funds to the Escrow Account to comply with this sentence more than once each calendar month.

1.2           Property. The Funds shall be deposited on the Closing Date with the Escrow Agent by federal wire transfer in immediately available funds. The Property shall remain the property of the Company and shall not be subject to any liens or charges by the Trustee or the Escrow Agent or judgments or creditors’ claims against the Trustee or the Escrow Agent, until released to the Trustee as contemplated by the Indemnification Agreement and this Agreement. The Escrow Agent will not use the information provided to it by the Company or the Trustee for any purpose other than to fulfill its obligations as Escrow Agent hereunder and Trustee under the Trust Agreement. Wire transfers to the Escrow Agent shall be made to an interest bearing account of the Escrow Agent as follows:

Bank:	JPMorgan Chase Bank
Address:	New York, New York
ABA No.:	021000021
Account:	Continental Stock Transfer & Trust Co As Escrow Agent for Australia Acquisition Corp/Harbinger
Account No.:	530-156873

1.3           Deliveries to Trustee. At the appropriate time, the Escrow Agent shall provide prompt written notice to the Trustee that it has received the Property, together with any deliveries required under the Indemnification Agreement. The Escrow Agent shall continue to hold the Property, subject to the terms hereof, until all of the Property is released to the Trustee pursuant to Section 1.4 hereof or returned to the Company pursuant to Section 1.5 hereof.

1.4           Release of Property. Subject to the terms and conditions set forth herein, the Escrow Agent shall release the Property to the Trustee following upon receipt of a Release Notice substantially in the form attached hereto as Exhibit A, setting forth a brief description of the Claim or Proceeding upon which it is based and a brief description of the damages suffered, signed by the Trustee (any such notice, a “Release Notice”), the Escrow Agent shall promptly provide a copy of such Release Notice to the Company in accordance with Section 3.2 hereof. If the Escrow Agent shall not have received written notice from the Company of its objection to the Release Notice (an “Objection Notice”) prior to the end of the 20th Business Day after delivery of such Release Notice to the Company by the Escrow Agent (the “Objection Period”) then the Escrow Agent shall promptly release the applicable portion of the Property in accordance with the flow of funds set forth in the Release Notice. If the Company delivers an Objection Notice to the Escrow Agent prior to the expiration of the Objection Period, the Escrow Agent shall promptly deliver a copy of the Objection Notice to the Trustee and shall only distribute the undisputed portion of the Property covered by the applicable Release Notice in accordance with a joint written instruction signed by the Company and the Trustee or in accordance with a final non-appealable judgment, order or decree of a court, administrative agency, arbitration panel or other judicial body of competent jurisdiction. For the purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Melbourne, Australia are authorized or required by law to remain closed.

1.5           Return of Property. Subject to the terms and conditions set forth herein, and upon the receipt of a written request executed by the Company to the Escrow Agent, the Escrow Agent shall on the six (6)-year anniversary of the Closing Date, promptly return any Funds remaining in the Escrow Account to the Company to such account(s) as specified by the Company in wire instructions provided by the Company to the Escrow Agent.

1.6           Term. The term of this Agreement shall continue until the earlier of (i) the resignation of the Escrow Agent pursuant to Section 2.10, or (ii) the date on which all of the Property is either: (a) released to the Trustee in accordance with Section 1.4, or (b) returned to the Company in accordance with Section 1.5.

1.7           No Consequential Damages. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO THE OTHER PARTY HEREUNDER FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR REVENUES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; provided, HOWEVER, that THE COMPANY SHALL BE LIABLE to the trustee OR THE ESCROW AGENT FOR ANY CONSEQUENTIAL DAMAGES SOUGHT BY AND GRANTED TO THIRD PARTY PLAINTIFFS OR CLAIMANTS BY A COURT OF COMPETENT JURISDICTION OR ARBITRATOR IN CONNECTION WITH A CLAIM OR PROCEEDING THAT IS COVERED BY THE INDEMNIFICATION PROVISIONS DESCRIBED IN THE INDEMNIFICATION AGREEMENT.

ARTICLE 2

ESCROW AGENT

2.1           Changes to Duties. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Trustee and the Escrow Agent.

2.2           Limitations. The Escrow Agent shall be obligated (and permitted to undertake) only for the performance of such duties as are specifically set forth herein and may rely, and shall be protected in relying or refraining from acting, on any instrument reasonably believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, bad faith, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Indemnification Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct. In no event shall the Escrow Agent be liable, directly or indirectly, for any damages or expenses arising out of the services provided hereunder, other than damages which result from the Escrow Agent’s gross negligence, fraud, bad faith or willful misconduct.

2.3           Resignation. The Escrow Agent may resign upon 30 days’ advance written notice to the Company and the Trustee. If a successor escrow agent is not appointed within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Property with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

2.4           Further Documentation. If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.5           Indemnification. The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all Claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby except for any such Claim, liability, cost or expense which shall have been determined by final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud, bad faith or willful misconduct of the Escrow Agent.

ARTICLE 3

MISCELLANEOUS

3.1           Waivers. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

3.2           Notices. All notices and other communications given or made hereunder shall be in writing and shall be delivered in person, or by facsimile, or overnight by internationally recognized courier service, or by registered mail (postage prepaid, return receipt requested), at:

(a)           If to the Escrow Agent or the Trustee:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Steven G. Nelson

Facsimile: (212) 509-5190

(b)          If to the Company:

Australia Acquisition Corp.

Level 9 Podium, 530 Collins Street

Melbourne VIC 3000 Australia

Attention: Chief Executive Officer

Facsimile: +61 3 9012 7475

with a copy to (which copy shall not constitute notice):

Kelley Drye & Warren LLP

400 Atlantic Street, 13th Floor

Stamford, CT 06901

Attention: M. Ridgway Barker, Esq.

Facsimile: (203) 327-2669

and:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Jeffrey D. Marell, Esq. and Raphael M. Russo, Esq.

Facsimile: (212) 757-3990

Any notices shall be deemed delivered (i) on the date delivered, if delivered personally or via facsimile (with confirmation of receipt, if sent by facsimile); (ii) on the next Business Day after the date sent, if sent overnight by nationally recognized courier service; or (iii) on the second Business Day after the date sent, if sent by registered mail (postage prepaid, return receipt requested). Any party hereto may change its address for receipt of notices and requests hereunder by written notice duly given to the other party in accordance with the provisions hereof.

3.3           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.4           Entire Agreement, Amendments. This Agreement and the Indemnification Agreement constitute the final expression of, and contain the entire agreement between and among, the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior understandings with respect thereto, provided, that nothing contained herein shall be deemed to supersede any provisions in the Trust Agreement (which shall terminate by its terms). This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

3.5           Pronouns. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Sections are to this Agreement.

3.6           Governing Law; Arbitration; Jurisdiction; Waiver of Jury Trial.

a.           Governing Law. The parties hereto expressly agree that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

b.           Arbitration; Consent to Jurisdiction. Each party to this Agreement hereby agrees that any dispute, Claim or Proceeding against it arising out of or relating in any way to this Agreement shall be resolved through final and binding arbitration conducted in the City of New York, State of New York in accordance with the rules and regulations of the American Arbitration Association (“AAA”). The number of arbitrators shall be three (3), one (1) to be nominated by the Escrow Agent and one by the Company, and the third, who shall serve as chairman, shall be nominated by the two (2) party-nominated arbitrators within fifteen (15) days following their appointment by the Escrow Agent and the Company. The decision of the arbitrators shall be final and binding on the parties to the fullest extent permitted by law and may be confirmed in, enforceable by and judgment upon the award entered by any court having jurisdiction thereof (with the cost of such arbitrators and arbitration services being borne equally by the parties, or as otherwise directed by the arbitrators), provided, that if any Indemnified Claim is already pending in court of competent jurisdiction at the time of such dispute, then the parties hereto will use their respective commercially reasonable efforts to join any such dispute, Claim or Proceeding with the existing Indemnified Claim in such court rather than commence a separate AAA proceeding relating thereto. Nothing contained in this Agreement shall be deemed to prevent a party from seeking equitable or injunctive relief from any court of competent jurisdiction sitting in the State of New York, or from bringing an action in such courts to enforce any award or remedies based on a determination by any arbitration pursuant to this Section 3.6(b). The Company hereby irrevocably agrees to appoint Kelley Drye & Warren LLP as agent for the service of process in the State of New York to receive, for the Company and on its behalf, service of process in any Claim or Proceeding relating to this Agreement. If for any reason such agent is unable to act as such, the Company will promptly notify the Trustee and the Escrow Agent and appoint a substitute agent acceptable to the Escrow Agent within thirty (30) days, provided, that such agent shall remain authorized to accept such service until such substitute agent has been duly appointed and authorized to act in such capacity. Nothing contained in this Agreement shall affect the right of a party to serve process in any other manner permitted by law.

c.           Waiver of Jury Trial. Each party hereto hereby agrees to waive its respective right to a jury trial of any CAUSE OF ACTION, claim or PROCEEDING based upon or arising out of this agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement for such party to enter into this agreement and that the parties hereto already have relied on this waiver in entering into this agreement and that each party hereto will continue to rely on this waiver in its related future dealings hereunder. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement. In the event of litigation, this agreement may be filed as a written consent to a trial by the court.

3.7           Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion to (a) retain in the Escrow Agent’s possession without liability to anyone all or any part of such Property until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment or a court of competent jurisdiction (or a final arbitration decision as described in Section 3.6(c) hereof) after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such Claim or Proceeding or (b) deliver the Property and any other property held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan (or arbitrators as described in Section 3.6(c) hereof), in accordance with the applicable procedure therefor.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnity Escrow Agreement as of the date first written above.

COMPANY:

Australia Acquisition Corp.

By:	/s/ Peter Ziegler.
Name: Peter Ziegler
Title: Chairman and Chief Executive Officer

TRUSTEE:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Steven Nelson.
Name: Steven Nelson
Title: Chairman and President

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Escrow Agent

By:	/s/ Steven Nelson.
Name: Steven Nelson
Title: Chairman and President

Exhibit A to
Indemnity Escrow Agreement

RELEASE NOTICE

The Trustee (as defined below), pursuant to the Escrow Agreement dated as of August 14, 2012 (the “Escrow Agreement”; capitalized terms used without definition herein shall have the meanings ascribed to them in the Escrow Agreement) among the Company, Continental Stock Transfer and Trust Company (“Continental”) as Trustee (the “Trustee”), and Continental as Escrow Agent (the “Escrow Agent”), hereby directs the Escrow Agent to release [$[_____] of the Funds] with an aggregate value of $[___] to the account specified below:

•	[$[ ] to __________________, pursuant to the following wire transfer instructions:

Beneficiary Bank:

ABA Number:

SWIFT Address:

Beneficiary:

Account Number:]

This Release Notice arises out of, or relates to, [submit brief description of claim or proceeding].

The remainder of the Property shall continue to be held by the Escrow Agent pending receipt by the Escrow Agent of a Release Notice or released pursuant to Section 1.5 of the Escrow Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Release Notice to be duly executed and delivered as of this ______ day of ______________, ______.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:

Name:

Title: